UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 28, 2014

ZAP
(Exact name of Registrant as specified in its charter)

California	03-03000	94-3210624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA	95401
(Address of Principal Executive Offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02       Unregistered Sales of Equity Securities
From March 28, 2014 to the date of this Report, the Company authorized the issuance of an aggregate of 90,184,071 shares of its common stock.  Of that amount, 29,184,071 shares (“Conversion Shares”) were issued upon the conversion of previously issued and outstanding debt securities of in the form of convertible notes of the Company at prices per share ranging from $0.125 to $0.061 based on the price of shares averaged over 30 days.

 61,000,000 restricted shares  (“Jonway Shares”) were issued pursuant to an agreement  the Company signed in February 26, 2014 with Zhejiang Jonway Automobile Co. Ltd. “(Jonway”) granting to the Company and/or its designated partner or subsidiary, the IPR, sales and distribution rights for the CNG versions of Jonway’s SUV and Minivan models for any of its current and future models, and for Jonway to fully pay for the outstanding bills associated with the Minivan molds by no later than February 2015. These shares were valued at the average share price of the Company’s common stock over the 14 trading days immediately prior to the date of the agreement.

The Conversion  Shares  were issued pursuant to the exemption at Section 3(a)(9) of the Securities Act of 1933, as (“1933 Act”), and  the  Jonway Shares were issued pursuant to Section 4(a)(2)  and/or Regulation S under  the 1933.

The number of shares of common stock issued and outstanding prior to the foregoing described issuances was 302,518,002.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: April 18, 2014	By:	/s/ Chuck Schillings
Chuck Schillings
Co-Chief Executive Officer

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